La Jolla Pharmaceutical Company Announces Fourth Quarter and
Full Year 2014 Financial Results and Corporate Highlights

SAN DIEGO, CA - March 16, 2015 - La Jolla Pharmaceutical Company (NASDAQ: LJPC) (the Company or La Jolla), a leader in the development of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases, today reported fourth quarter and full year 2014 financial results and highlighted recent corporate progress and near-term milestones.

Recent Corporate Highlights

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In February 2015, La Jolla reached agreement with the U.S. Food and Drug Administration (FDA) on a Special Protocol Assessment (SPA) for its planned Phase 3 clinical trial of LJPC-501, La Jolla’s propriety formulation of angiotensin II, for the treatment of catecholamine-resistant hypotension (CRH), in which the agreed-upon primary efficacy endpoint will be increase in blood pressure.

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In December 2014, La Jolla entered into an exclusive worldwide license agreement with the George Washington University for intellectual property rights covering the use of angiotensin II (LJPC-501) for the therapeutic treatment of patients with hypotension and shock.

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In November 2014, La Jolla presented positive results from its randomized, placebo-controlled, Phase 2 clinical trial of GCS-100, La Jolla’s first-in-class galectin-3 inhibitor, in advanced chronic kidney disease (CKD) patients, in which GCS-100 met its primary efficacy endpoint of a statistically significant improvement in kidney function, at the American Society of Nephrology’s Kidney Week Annual Meeting.

•	In October 2014, La Jolla presented positive data from a preclinical study of LJPC-501 for the treatment of CRH.

“2014 was a very exciting year for La Jolla, highlighted by the announcement of our LJPC-501 Phase 3 registration program, the positive results from our Phase 2 clinical trial of GCS-100 in advanced CKD patients and the close of our financing in July,” said George Tidmarsh, M.D., Ph.D., La Jolla’s President and Chief Executive Officer. “2015 is off to a great start as well, highlighted by the FDA’s agreement on our Phase 3 clinical trial design and planned analysis for LJPC-501. We look forward to the start of our Phase 3 trial of LJPC-501 in CRH and our Phase 2b trial of GCS-100 in advanced CKD, as well as the advancement of our other programs.”

Near-Term Corporate Milestones

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In the first quarter of 2015, La Jolla plans to initiate a multicenter, randomized, double-blind, placebo-controlled, Phase 3 clinical trial of LJPC-501 in CRH, in accordance with its recently obtained SPA.

•	In the first quarter of 2015, La Jolla plans to initiate a multicenter, randomized, double-blind, placebo-controlled, Phase 2b clinical trial of GCS-100 in diabetic patients with Stage 3b or 4 CKD.

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In the second quarter of 2015, La Jolla plans to file an Investigational New Drug Application (IND) with the FDA and initiate a Phase 1 clinical trial of LJPC-1010, La Jolla’s second-generation galectin-3 inhibitor.

•	In the second half of 2015, La Jolla plans to file an IND with the FDA and initiate a Phase 1 clinical trial of LJPC-401, La Jolla’s novel formulation of hepcidin.

Results of Operations

At December 31, 2014, La Jolla had $48.6 million in cash, compared to $8.6 million at December 31, 2013. The significant increase in cash is due to the completion of an underwritten public offering of common stock in July 2014, with net proceeds to La Jolla of approximately $53.1 million.

La Jolla’s cash used in operating activities for the three months ended December 31, 2014 was $5.4 million, compared to $2.0 million for the same period in 2013. Cash used in operating activities for the year ended December 31, 2014 was $12.9 million, compared to $4.7 million for the same period in 2013.

La Jolla’s comprehensive net loss attributable to common shareholders for the three months ended December 31, 2014 was $6.8 million, or $0.45 per share, compared to a comprehensive net loss attributable to common shareholders of $6.4 million, or $1.45 per share, for the same period in 2013. Comprehensive net loss attributable to common shareholders for the year ended December 31, 2014 was $21.3 million, or $2.00 per share, compared to a comprehensive net loss attributable to common shareholders of $18.7 million, or $12.16 per share, for the same period in 2013.

The increase in cash used in operating activities and comprehensive net loss attributable to common shareholders was primarily due to increases in research and development expenses related to the Phase 2 clinical trial of GCS-100 in advanced CKD, the Phase 1/2 clinical trial of LJPC-501 in hepatorenal syndrome (HRS), preclinical work on LJPC-1010 and LJPC-401 and intellectual property in-licensing costs related to LJPC-501 and LJPC-401.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases. We have four product candidates in development. LJPC-501 is our proprietary formulation of angiotensin II for the potential treatment of catecholamine-resistant hypotension and hepatorenal syndrome. GCS-100 is our first-in-class galectin-3 inhibitor for the potential treatment of chronic kidney disease. LJPC-1010, our second-generation galectin-3 inhibitor, is a more potent and purified derivative of GCS-100 that can be delivered orally for the potential treatment of nonalcoholic steatohepatitis and other diseases characterized by tissue fibrosis. LJPC-401 is our novel formulation of hepcidin for the potential treatment conditions characterized by iron overload, such as hemochromatosis and beta thalassemia. For more information on La Jolla, please visit http://www.ljpc.com.

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company’s future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), all of which are available free of charge on the SEC's web site http://www.sec.gov. These risks include, but are not limited to, risks relating to: the timing for the filing of an IND, commencement of clinical studies and the anticipated timing for completion of such studies; the success of future development activities for LJPC-501, GCS-100, LJPC-1010 and LJPC-401; and potential indications for which LJPC-501, GCS-100, LJPC-1010 and LJPC-401 may be developed. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company's reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

La Jolla Pharmaceutical Company

Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts)

	Three Months Ended December 31, (unaudited)		Year Ended December 31,
	2014	2013	2014	2013
Expenses:
Research and development	$3,726	$2,059	$9,944	$4,362
General and administrative	3,137	4,339	11,396	13,579
Total expenses	6,863	6,398	21,340	17,941
Loss from operations	(6,863)	(6,398)	(21,340)	(17,941)

Other income, net	14	1	27	6
Net loss and comprehensive loss	(6,849)	(6,397)	(21,313)	(17,935)
Convertible preferred stock dividends earned	—	—	—	(801)
Net loss attributable to common shareholders	$(6,849)	$(6,397)	$(21,313)	$(18,736)
Basic and diluted net loss per share	$(0.45)	$(1.45)	$(2.00)	$(12.16)
Shares used in computing basic and diluted net loss per share	15,226	4,397	10,667	1,540

La Jolla Pharmaceutical Company

Balance Sheets
(In thousands, except share and par value amounts)

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$48,555	$8,629
Restricted cash	37	37
Prepaid clinical expenses	1,528	—
Prepaid expenses and other current assets	137	43
Total current assets	50,257	8,709
Property and equipment, net	279	38
Total assets	$50,536	$8,747

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$730	$834
Accrued expenses	926	187
Accrued payroll and related expenses	424	73
Total current liabilities	2,080	1,094
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value; 100,000,000 and 12,000,000,000 shares authorized, 15,225,980 and 4,404,407 shares issued and outstanding at December 31, 2014 and 2013, respectively	2	4
Series C-1[2] Convertible Preferred Stock, $0.0001 par value; 11,000 shares authorized, 3,917 and 7,016 shares issued and outstanding at December 31, 2014 and 2013, respectively, and a liquidation preference of $3,917	3,917	7,016
Series F Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized, 2,798 and 3,250 shares issued and outstanding at December 31, 2014 and 2013, respectively, and a liquidation preference of $2,798	2,798	3,250
Additional paid-in capital	528,353	462,684
Accumulated deficit	(486,614)	(465,301)
Total shareholders’ equity	48,456	7,653
Total liabilities and shareholders' equity	$50,536	$8,747

Contacts

George F. Tidmarsh, M.D., Ph.D.
President & Chief Executive Officer
La Jolla Pharmaceutical Company
Phone: (858) 207-4264
Email: GTidmarsh@ljpc.com

or

Chester S. Zygmont, III
Senior Director of Finance
La Jolla Pharmaceutical Company
Phone: (858) 207-4262
Email: czygmont@ljpc.com